Exhibit 10.14

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (the “Agreement”) is made as of March 7, 2011 (the “Effective Date”) by and among Golden Phoenix Minerals, Inc., a Nevada corporation (“Golden Phoenix”), Pinnacle Minerals Corporation, a Florida corporation (“Pinnacle”), Molyco, LLC, a Nevada limited liability company (the “Company”), and Salwell International, LLC, a Nevada limited liability company (“Salwell”).

RECITALS

A.           Membership Interest.  Pinnacle is the owner of thirty-two and one-half percent (32.5%) of the Membership Interests (as defined in Section 1.1 below) in the Company, and Salwell is the only other member of the Company (the “Remaining Member”).  As used in this Agreement, Golden Phoenix, Pinnacle, the Remaining Member and the Company are sometimes referred to collectively as the “Parties” or individually as a “Party.”

B.           Transfer of all Rights in the Company.  Golden Phoenix desires to purchase and acquire from Pinnacle and Pinnacle desires to sell, transfer, and convey to Golden Phoenix the Membership Interests pursuant to the terms and conditions set forth in this Agreement.

AGREEMENT

1.           Purchase and Sale of the Membership Interests.

1.1           Purchase and Sale.  On the Closing Date (as defined below) and subject to the terms and conditions of this Agreement, Golden Phoenix shall purchase and acquire from Pinnacle and Pinnacle shall sell, convey, and transfer to Golden Phoenix its Membership Interests in the Company, together with any and all other rights, title, and interest of Pinnacle in and to the assets used in the Company business (the “Membership Interests”). Pinnacle agrees and acknowledges that the Membership Interests comprise all of its rights to distributions of profits and assets, net income, and net loss of the Company, and any and all of its rights to vote or participate in management, and to obtain information concerning the business and affairs of the Company.

1.2           Purchase Price.  In consideration for Pinnacle’s sale, conveyance, and transfer of the Membership Interests to Golden Phoenix, Golden Phoenix shall pay to Pinnacle, the aggregate purchase price of (i) Seven Hundred Fifty Thousand Dollars ($750,000), and (ii) other good and valuable consideration, the receipt and sufficiency of which is hereby confirmed and acknowledged by Pinnacle (the “Purchase Price”).

1.3             Closing.  The Closing of the purchase of the Membership Interests will take place on the date that the closing deliverables set forth in Section 1.5 below have been delivered and the closing conditions set forth in Section 1.6 below have been satisfied or duly waived (the “Closing”).  In no event shall the Closing be later than March 21, 2011 (the “Outside Closing Date”).  Notwithstanding the foregoing, in consideration for a non-refundable deposit of Fifty Thousand Dollars ($50,000), the Outside Closing Date may be extended until March 31, 2011, such amount to be applied to the Purchase Price as set forth below (the “Extension Payment”).

1.4           Payment of the Purchase Price. The Purchase Price shall be paid to Pinnacle as follows:  (i) a non-refundable deposit of Seventy-Five Thousand Dollars ($75,000) (“Deposit”) shall be paid on, or no later than two (2) business days after, the Effective Date via wire transfer of same day available funds; (ii) an initial payment of One Hundred Seventy-five Thousand Dollars ($175,000) (subject to a corresponding reduction in the event the Extension Payment is made) shall be paid on, or no later than two (2) business days after, the Closing via wire transfer of same day available funds (the “Initial Payment”); and (iii) upon Closing, issuance of a promissory note in the principal amount of Five Hundred Thousand Dollars ($500,000), with payments to be made in twelve (12) equal monthly installments on the first of each month commencing on May 1, 2011 and ending with a final payment on April 1, 2012, in substantially the form attached hereto as Exhibit A and incorporated herein by reference (the “Note”).  The Parties acknowledge and agree that payments under the Note may be suspended for such period or periods as Golden Phoenix, or its affiliates, agents, successors or assigns, experience any manner of work stoppage with respect to the Ore (as such term is defined in that certain LLC Operating Agreement of the Company between the Members thereof, dated October 21, 2009, as amended (the “Operating Agreement”)), such period(s) not to exceed ninety (90) days, in the aggregate, during the terms of the Note (“Allowed Delay”).  Notwithstanding the foregoing, monthly payments under the Note will resume upon the sooner of: (i) the first of the month following the termination of any such event causing an Allowed Delay; or (ii) the first of the month following the expiration of the maximum period of an Allowed Delay, regardless of the status of any such work stoppage, with the maturity date of the Note to be extended for such corresponding period of time.  Golden Phoenix shall promptly (and in no event later than five (5) business days) provide Pinnacle with copies of all documents, reports, receipts, written correspondence or such other evidence of a work stoppage as may be reasonably produced, in the event that any manner of work stoppage or such other similar event giving rise to an Allowed Delay occurs.  The Parties further acknowledge and agree that payment of the Purchase Price, including payments under the Note, shall be made irrespective of the results of any recovery or sale of the Ore.

1.5           Closing Deliverables.  On or prior to the Closing, Pinnacle shall have delivered to Golden Phoenix: (i) an executed copy of this Agreement; and (ii) any and all such instruments, documents or agreements as may be necessary or convenient to effect the transfer of the Membership Interest.  On or prior to the Closing, Golden Phoenix shall have delivered to Pinnacle: (i) an executed copy of this Agreement; (ii) the Initial Payment; and (iii) an executed copy of the Note.

1.6           Closing Conditions.  On or prior to the Closing, the following conditions shall have been satisfied by each Party or duly waived: (i) the representations and warranties of each of Pinnacle and Golden Phoenix shall be true and correct as of the Effective Date and as of Closing; and (ii) any and all corporate approvals of Pinnacle and Golden Phoenix as may be necessary shall have been obtained.

2.           Transfer of Membership Interest.

2.1           Taxable Profit and Loss Allocation.   Pinnacle acknowledges and agrees that it shall be allocated the distributive shares of the taxable income, gain, loss, deductions and credits of the Company, if any, with respect to the Membership Interests for the period prior to the Effective Date.  Golden Phoenix acknowledges and agrees that the distributive shares of the taxable income, gain, loss, deductions and credits of the Company with respect to the Membership Interests for the period after the Effective Date shall be allocated to it and the Remaining Member on a pro-rata basis according to their respective pro-rata membership interests.

2.2           Transfer Pursuant to LLC Operating Agreement.   The Company, Pinnacle, and the Remaining Member of the Company agree and acknowledge that the transfers executed by the execution of this Agreement satisfy the requirements of the Company’s Operating Agreement for such transfers, including, but not limited to, any such waiver of preemptive rights as may be required by Section 9, any consent as may be required by Section 10.

3.           Mutual Release and Satisfaction of the Prior Notes.  In consideration for the undertakings described in this Agreement, and upon Pinnacle’s receipt of the Purchase Price as provided for herein, Pinnacle, the Company and the Remaining Member, and their respective family members, partners, associates, successors, affiliates, co-venturers, heirs, executors, administrators, officers, directors, shareholders and assigns, mutually fully, finally, unconditionally and forever release and discharge each other from any and all claims, demands, losses, damages, causes of action, debts, liabilities, obligations, liens, costs, expenses, attorneys’ fees, indemnities, duties, of any nature, arising from, or relating to, the Prior Notes.

4.           Representations, Warranties, Acknowledgments and Covenants of Pinnacle to Golden Phoenix.  As a material inducement to Golden Phoenix to enter into this Agreement and consummate the transactions contemplated hereby, Pinnacle hereby represents, warrants, acknowledges and covenants to Golden Phoenix and the Remaining Member as follows:

4.1           Knowledge and Advice.  Pinnacle understands the economic implications of the transactions contemplated by this Agreement and have had full opportunity to seek advice of counsel and any other appropriate advice with respect to such transactions.

4.2           Ownership of Membership Interest.  Pinnacle is the sole and absolute owner of the Membership Interests and holds, and is hereby transferring, good and full title to the Membership Interests, free and clear of any and all liens and encumbrances and Pinnacle will have no right, title or interest in the Membership Interests or the assets of the Company except pursuant to the Notes.  Pinnacle has not made any assignment, transfer, conveyance or other disposition to any third party as to all or any portion of the Membership Interests, either voluntarily or involuntarily.

4.3           Good Standing.  Pinnacle represents and warrants that as of the Effective Date, both it and the Company are in good standing under the laws of the jurisdiction of its respective incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

4.4           Authority; Execution.  Pinnacle represents and warrants that it has all necessary power and authority to enter into this Agreement and has taken all action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of Pinnacle, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.5           No Conflict. Pinnacle will not breach any other agreement or arrangement by entering into or performing this Agreement.

4.6           Litigation.  There is no Action (as such term is defined below), which (i) adversely affects or challenges the validity or enforceability of this Agreement, the Membership Interests or the assets of the Company, or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect to Golden Phoenix, the Membership Interests, the Company or any assets of the Company.  Neither Pinnacle, nor any of its subsidiaries, is or has been the subject of any Action, which has or could have a material adverse effect on Golden Phoenix, the Membership Interests, the Company or any assets of the Company.  For purposes of this Agreement, “Action” shall mean any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation, whether pending, threatened or resolved, in writing, against or affecting the Company or any of its properties or assets, before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign).

4.7           Indemnification for Clawbacks.  In the event of any Action, including an Action against or affecting any officer or director of Pinnacle, which directly or indirectly results in a clawback of any portion of the Membership Interests or any assets or properties of the Company, Pinnacle will indemnify Golden Phoenix to the full extent of the loss resulting from such clawback.

5.           Representations and Warranties of Golden Phoenix to Pinnacle.  As a material inducement to Pinnacle to enter into this Agreement and consummate the transactions contemplated hereby Golden Phoenix hereby represents, warrants, acknowledges, and covenants to Pinnacle as follows:

5.1           Knowledge and Advice.  Golden Phoenix understands the economic implications of the transactions contemplated by this Agreement and has had full opportunity to seek advice of counsel and any other appropriate advice with respect to such transactions.

5.2           Good Standing.  Golden Phoenix represents and warrants that as of the Effective Date, it is in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

5.3           Authority; Execution. All action on the part of Golden Phoenix  necessary for the authorization, execution, delivery and performance of all of its obligations under this Agreement has been taken and this Agreement constitutes the valid and legally binding obligation of Golden Phoenix enforceable in accordance with its terms subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

5.4           No Conflict.  Golden Phoenix will not breach any other agreement or arrangement by entering into or performing this Agreement.

6.           Consent and Waiver of the Company, Remaining Member and Pinnacle to Transfer.  The Company, the Remaining Member and Pinnacle hereby each provide their consent to the transfer of the Membership Interests as contemplated herein and further waive any such rights of first refusal or preemptive rights as may be applicable.

7.           Indemnification.  Pinnacle and Golden Phoenix each agree to indemnify, defend and hold the other and its directors, officers, shareholders, partners, employees, subsidiaries, affiliates and agents (each an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Indemnified Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by such Party in this Agreement.

8.          Miscellaneous.

8.1           Entire Agreement; Successors and Assigns.  This Agreement constitutes the entire contract between the Parties relative to the purchase of the Membership Interests.  Any previous agreement between the Parties with regard to the subject matter is superseded by this Agreement.  Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the Parties.

8.2           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada excluding those laws that direct the application of the laws of another jurisdiction.

8.3           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4           Headings.  The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

8.5           Notices.  Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon: (i) personal delivery or (ii) five (5) days after deposit in the United States mail for domestic delivery, by registered or certified mail, postage prepaid, addressed as set forth on the signature page to this Agreement, by registered or certified mail, postage prepaid, addressed as set forth herein or at such other address as a Party may designate by ten (10) days’ advance written notice to the other Parties hereto.

8.6           Attorneys Fees.  Should a Party institute any action or proceeding to enforce this Agreement, the prevailing Party shall be entitled to receive from the other Party all reasonable out-of-pocket costs and expenses, including, without limitation, attorneys’ fees.

8.7           Survival of Warranties, Representation, and Acknowledgments.  The warranties, representations, acknowledgments of the Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement; provided, however, that such representations, warranties, and acknowledgments need only be accurate as of the date of such execution and delivery.

8.8           Waiver.  Any of the terms or conditions of this Agreement may be waived at any time by the Party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving Party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

8.9           Representation by Counsel.  Each Party acknowledges that it has been represented by independent legal counsel of its own choice throughout all of the negotiations preceding execution of this Agreement.

8.10           Binding Arbitration. Any dispute between the Parties shall be submitted to, and conclusively determined by, binding arbitration under the commercial rules of the American Arbitration Association.  The provisions of this Section shall not preclude any Party from seeking injunctive or other provisional or equitable relief in order to preserve the status quo of the Parties pending resolution of the dispute, and the filing of an action seeking injunctive or other provisional relief shall not be construed as a waiver of that Party’s arbitration rights.  In the case of any dispute between the Parties to this Agreement, a Party shall have the right to initiate the binding arbitration process provided for in this Section by serving upon the other Party or parties a demand for arbitration.  Notwithstanding any other provision of law, in order to be enforceable a demand for arbitration must be served within sixty (60) days of the date on which a Party discovers, or reasonably should have discovered, facts  giving rise to a dispute as defined above. Within thirty (30) days of service of a demand for arbitration by a Party to this Agreement, the Parties shall endeavor in good faith to select a single arbitrator.  Any arbitration hearing shall be conducted in Washoe County, Nevada.

8.11           Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any Party.
8.12           Facsimile Signature.  Any Party may effect the execution and delivery of this Agreement by signing the same and sending a signed copy thereof via facsimile, e-mail, or other form of instantaneous electronic transmission, which shall be valid as an original signature.

The Parties hereto have executed this Membership Interest Purchase Agreement as of the day and year first above written.

PINNACLE MINERALS CORPORATION

By:
Name:
Its:
Address for Notice:

GOLDEN PHOENIX MINERALS, INC.

By:
Name:
Its:
Address for Notice:

MOLYCO, LLC

By:
Name:
Its:
Address for Notice:

SALWELL INTERNATIONAL, LLC

By:
Name:
Its:
Address for Notice:

Exhibit A

Note